ASSURANT LONG TERM INCENTIVE PLAN
(Adopted effective April __, 2005)

     The Assurant Long Term Incentive Plan (the “Plan”) is hereby adopted by Assurant, Inc. (the “Corporation”) effective as of April ___, 2005.

ARTICLE 1
PURPOSE

     1.1 GENERAL. The Plan is a sub-plan created under the Assurant, Inc. 2004 Long-Term Incentive Plan (“2004 LTIP”). The Plan provides a framework for grants of restricted stock and stock appreciation rights under the 2004 LTIP to eligible employees of the Company and its Affiliates. The Plan also provides for the cancellation as of June 30, 2005, of unexercised appreciation rights issued under the Assurant Appreciation Incentive Rights Plan (as amended and restated effective January 1, 2004), and the grant of replacement stock appreciation rights with respect to such cancelled rights. It is intended that neither the restricted stock nor the stock appreciation rights that are issued under the Plan shall constitute “deferred compensation” as determined under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and IRS Notice 2005-1, and the Plan shall be so interpreted.

ARTICLE 2
INCORPORATION BY REFERENCE OF PROVISIONS OF 2004 LTIP;
ADDITIONAL DEFINITIONS

     2.1 IN GENERAL. The provisions of the 2004 LTIP are hereby incorporated by reference.

     2.2 ADDITIONAL DEFINITIONS. The following additional definitions are included in this Plan:

      (a) “2004 LTIP” shall mean the Assurant, Inc. 2004 Long-Term Incentive Plan.

      (b) “Effective Date” of this Plan means April ___, 2005.

      (c) “Plan” means the Assurant, Inc. Long Term Incentive Plan, as amended from time to time.

      (d) “Retirement” shall have the same meaning as it has in the Company’s Employees Uniform Retirement Plan or any comparable plan that replaces such plan, as such plan may be amended from time to time, provided that, if such plan shall be terminated and not replaced by another comparable plan, then Retirement shall mean a Participant’s termination of employment with the Company or an Affiliate after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the individual in question, as determined by the Committee in its reasonable judgment.

ARTICLE 3
TERM OF PLAN

     3.1 EFFECTIVE DATE. The Plan was adopted by the Compensation Committee of the Board on April ___, 2005.

     3.2 TERMINATION OF PLAN. Because this Plan is sub-plan under the 2004 LTIP, the Plan shall continue until the expiration of the 2004 LTIP, unless this Plan is earlier terminated by the Compensation Committee of the Board. If the Plan is terminated, such termination shall not affect the validity of any Award outstanding on the date of termination

ARTICLE 4
FRAMEWORK FOR GRANTING RESTRICTED STOCK
AWARDS AND STOCK APPRECIATION RIGHTS

     4.1 DIVISION OF AWARDS BETWEEN RESTRICTED STOCK AND STOCK APPRECIATION RIGHTS. Awards under this Plan, other than under Article 6, shall be determined by the Committee with respect to a nominal target amount that is a percentage of each Participant’s base compensation. The actual target amount for each Participant may be 75% to 125% of the nominal target amount, as determined by the Committee based upon such criteria as it deems relevant. It is generally intended that the value of an Award will consist (i) twenty-five percent (25%) of a Restricted Stock Award, based on Fair Market Value of Company Stock as of the effective date of such Award; and (ii) seventy-five percent (75%) of Stock Appreciation Rights with respect to Company Stock, based on a Black-Scholes or other option valuation methodology adopted by the Committee from time to time; however, the relative proportion of Awards between Restricted Stock and Stock Appreciation Rights may be varied from Participant to Participant.

     4.2. GRANT OF RESTRICTED STOCK AWARDS. Restricted Stock Awards that are granted under this Plan shall be governed by the 2004 LTIP, and in particular Article 10 of the 2004 LTIP. The terms and conditions of Restricted Stock Awards under this Plan shall be determined by the Committee at the time of the grant of the Award and shall be reflected in an Award Certificate. It is generally intended that Restricted Stock Awards under this Plan shall vest one-third on the first anniversary of the date the Award was granted, one-third on the second anniversary of the date the Award was granted, and the remainder on the third anniversary of the date the Award was granted. Notwithstanding the foregoing, (i) a Participant shall become fully vested in all of his Restricted Stock Awards as of the date the Company undergoes a Change in Control, and (ii) if a Participant Retires, becomes Disabled, or dies, then as of the date of such event the Participant shall vest pro rata in each Award based on a fraction, the numerator of which is the number of completed calendar months from the date specified in the Award (which generally shall be January 1 of the calendar year in which the Award was granted) to the date of the Participant’s Retirement, Disability, or death, and the denominator of which is thirty-six (36).

     4.3 GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights that are granted under this Plan shall be governed by the 2004 LTIP, and in particular Article 8 of the 2004 LTIP. The terms and conditions of Stock Appreciation Rights under this Plan shall be determined by the Committee at the time of the grant of the Award and shall be reflected in an Award Certificate.

ARTICLE 5
VESTING AND EXERCISE OF STOCK APPRECIATION RIGHTS

     5.1. VESTING OF STOCK APPRECIATION RIGHTS. Each Stock Appreciation Rights Award shall vest as of December 31 of the second calendar year following the calendar year in which the Award was granted, provided that the Participant must be actively employed by the Company or an Affiliate as of such date for vesting to occur. Notwithstanding the foregoing, (i) a Participant shall become fully vested in all of the granted Stock Appreciation Rights as of the date the Company undergoes a Change in Control, and (ii) if a Participant Retires, becomes Disabled, or dies, then as of the date of such event the Participant shall vest pro rata in each Award based on a fraction, the numerator of which is the number of completed calendar months from the date specified in the Award (which generally shall be January 1 of the calendar year in which the Award was granted) to the date of the Participant’s Retirement, Disability, or death, and the denominator of which is thirty-six (36).

     5.2 DISCRETIONARY EXERCISE OF STOCK APPRECIATION RIGHTS. Subject to any applicable securities law restrictions, a Participant may exercise any vested Stock Appreciation Right as of any business day.

     5.3 MANDATORY EXERCISE OF STOCK APPRECIATION RIGHTS. Any unexercised Stock Appreciation Rights that have become vested shall be automatically exercised, without election by the Participant, on the earliest of (i) the fifth anniversary of the date the Award was granted; (ii) the second anniversary of the date of the Participant’s Retirement, Disability, or death, (iii) the date the Company undergoes a Change in Control; or (iv) ninety (90) days following the Participant’s termination of employment with the Company and its Affiliates.

     5.4 RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(i) The Fair Market Value of one Share on the date of exercise, minus

(ii) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

Upon exercise, the value of all Appreciation Incentive Rights shall be paid as described in Section 5.5.

     5.5 FORM OF PAYMENT OF STOCK APPRECIATION RIGHTS The aggregate value determined under Section 5.4, shall be paid solely in Shares of Company Stock; provided, however, that partial shares shall be paid in cash unless it is determined that this could negate the Company’s intent with respect to the tax and accounting treatment of the Plan. Subject to the preceding sentence, the number of Shares to be delivered shall be determined by dividing the aggregate value determined under Section 5.4 by the Fair Market Value of one Share on the date of exercise, net of any taxes required to be withheld by the Company with respect to such Award.

ARTICLE 6
CANCELLATION OF CERTAIN APPRECIATION RIGHTS AND GRANT OF
REPLACEMENT RIGHTS AS OF JUNE 30, 2005

     6.1 CANCELLATION OF ASSURANT, INC. APPRECIATION INCENTIVE RIGHTS AND BUSINESS UNIT APPRECIATION INCENTIVE RIGHTS. Effective as of 12:01 am on June 30, 2005, all Assurant, Inc. Appreciation Incentive Rights and all Business Unit Appreciation Incentive Rights, whether or not vested, that (i) were issued under the Assurant Appreciation Incentive Rights Plan, as amended and restated effective January 1, 2004 (the “AAIR Plan”); and (ii) have not been exercised by midnight on June 29, 2005, shall be cancelled.

     6.2 GRANT OF REPLACEMENT RIGHTS WITH RESPECT TO CANCELLED ASSURANT, INC. APPRECIATION INCENTIVE RIGHTS. Immediately following the cancellation of Assurant, Inc. Appreciation Incentive Rights described in Section 6.1, there shall be granted under this Plan to each Participant with Rights that were cancelled, whether or not vested, a number of Stock Appreciation Rights with respect to Company Stock (referred to herein as “Replacement Rights”) that is equal to the number of cancelled Assurant, Inc. Appreciation Incentive Rights. Each Replacement Right that is granted with respect to a cancelled vested Right shall be vested immediately; and each Replacement Right that is granted with respect to a cancelled non-vested Right shall become vested on the vesting date for the corresponding cancelled Right. Each Replacement Right shall become exercisable on the date the Replacement Right becomes vested, and shall remain exercisable for the remaining term of the corresponding cancelled right described in Section 6.1.

     6.3 GRANT OF REPLACEMENT RIGHTS WITH RESPECT TO CANCELLED BUSINESS UNIT APPRECIATION INCENTIVE RIGHTS. Immediately following the cancellation of Business Unit Appreciation Incentive Rights described in Section 6.1, there shall be granted under this Plan to each Participant with Rights that were cancelled, whether or not vested, a number of Replacement Rights with respect to Company Stock determined as follows:

      (i) For all Business Unit Appreciation Incentive Rights that were granted in a given year, the Committee shall determine the ratio of the strike price of the cancelled Business Unit Appreciation Incentive Rights to the Fair Market Value of such cancelled Rights, as most recently determined by the Committee. For each Replacement Right issued under this Section 6.3, the ratio of the strike price to Fair Market Value (as of the date of grant of the Replacement Right) shall be the same as the ratio determined under the preceding sentence.

      (ii) The Committee shall determine the aggregate spread of the cancelled Business Unit Appreciation Incentive Rights described in clause (i).

      (iii) The number of Replacement Rights to be issued to each Participant under this Section 6.3 shall be determined by dividing the aggregate spread under clause (ii) by the individual spread of each Replacement Right, as determined under clause (i).

The Committee may establish a reasonable conversion methodology where the aggregate spread between the strike price of the cancelled Business Unit Appreciation Incentive Rights to the Fair Market Value of such cancelled Rights is zero or less. Each Replacement Right that is granted with respect to a cancelled vested Right shall be vested immediately; and each Replacement Right that is granted with respect to a cancelled non-vested Right shall become vested on the vesting date for the corresponding cancelled Right. Each Replacement Right shall become exercisable on the date the Replacement Right becomes vested and shall remain exercisable for the remaining term of the corresponding cancelled right described in Section 6.1.

*******************************************

     The foregoing is hereby acknowledged as being the Assurant, Inc. Long-Term Incentive Plan as adopted by the Compensation Committee of the Board on April ___, 2005.

By:	_________________________

Its: Senior Vice President